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                            EXHIBIT 23 TO FORM 10-K

                        UNITED MISSOURI BANCSHARES, INC.
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the following Registration Statements of United Missouri Bancshares, Inc. and Subsidiaries of our report dated February 23, 1994, incorporated by reference in this Annual Report on Form 10-K of United Missouri Bancshares, Inc. and Subsidiaries for the year ended December 31, 1993.

          On Form S-3 --

             Amendment No. 4 to Registration Statement No. 33-55394

          On Form S-8 --

             Registration Statement No. 33-58312

/s/ DELOITTE & TOUCHE

Kansas City, Missouri
March 18, 1994